                                                                     EXHIBIT 3.4

                         ADVANCED MICRO DEVICES, INC.
                         ----------------------------

                                    BY-LAWS
                                    -------

                                 (As Amended)


                                   ARTICLE I
                                   ---------
                                    OFFICES
                                    -------

     Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II
                                  ----------
                           MEETINGS OF STOCKHOLDERS
                           ------------------------

     Section 1. Subject to the rights of holders of any class or series of stock of the corporation having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, nominations for the election of directors may be made by or at the direction of the Board of Directors or by any stockholder entitled to vote in the election of directors generally. Subject to the foregoing, only a stockholder of record entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting of stockholders and only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation and has been received by the Secretary not later than the following dates: (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting if first given to stockholders.

     Each such notice shall set forth:

          (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

          (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at
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     such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

          (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors.

     To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to serve as a director of the corporation if elected.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

     Section 2. Annual meetings of the stockholders shall be held on the third Wednesday in May if not a legal holiday, and if a legal holiday, then at the next secular day following, at 4:00 p.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the chairman and shall be called by the chairman or secretary at the request in writing of a majority of the Board of Directors.

     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 7. At any special meeting of stockholders only such business shall be conducted as shall have been set forth in the notice of special meeting. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise (a) properly requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally, and (b) constitute a proper subject to be brought before such meeting.

     For business (other than the election of directors) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation and must have been received by the Secretary not later than 90 days in advance of such meeting. A stockholder's notice to the Secretary shall set forth as to each matter (other than the election of directors) the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder intending to propose such business, (c) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder, (d) a representation that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business, and (e) any material interest of the stockholder in such business.

     Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 7. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that (i) the business proposed to be brought before the meeting was not a proper subject therefor and/or (ii) such business was not properly brought before the meeting and in accordance with the provisions of this Section 7, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting or not a proper subject therefor shall not be transacted. Notwithstanding compliance with the requirements of this Section 7, the chairman presiding at any meeting of the stockholders may, in his sole discretion, refuse to allow a stockholder or stockholder's representative to present any proposal which the corporation would not be required to include in a proxy statement under any rule promulgated by the Securities and Exchange Commission.

     For purposes of this Section 7, and Section 1 of Article II of these Bylaws, reference to a requirement to deliver notice to the corporation a set number of days in advance of an annual meeting shall mean that such notice must be delivered such number of days in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the
                                 --------  -------
date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which notice of such meeting is first given to stockholders. For purposes of these Bylaws, notice of such meeting shall be deemed to be first given to stockholders when disclosure of such date is first made in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934.

     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law, rule or regulation or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if the Certificate of Incorporation authorizes the action to be taken with the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the number of votes as may be authorized in the Certificate of Incorporation; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

     Section 12. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the corporation may to the extent not prohibited by law adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present;
(iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;
(iv) restrictions on entry to the meeting after the time fixed for commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                  ARTICLE III
                                  -----------
                                   DIRECTORS
                                   ---------

     Section 1. The number of directors which shall constitute the whole board shall be not less than three (3) nor more than eleven (11). The first board shall consist of three (3) directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in

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office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     Section 3. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 4. The provisions of Sections 1 and 2 of this Article are subject to the rights, if any, of the holders of shares of any series of the Preferred Stock of the corporation with respect to the election of directors in the event the corporation defaults in the payment of dividends, the term of office of any director so elected and the filling of any vacancy in the office of any director so elected.

                      MEETINGS OF THE BOARD OF DIRECTORS
                      ----------------------------------

     Section 5. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 6. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 7. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

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     Section 8.  Special meetings of the board may be called by the chairman upon notice thereof given to each director either by mail not less than 48 hours before the date of the meeting, by telephone or telegram on 24 hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Special meetings shall be called by the chairman, the president or the secretary in like manner or on like notice on the written request of two directors.

     Section 9. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 10. Pursuant to Section 141(i) of the Delaware Corporation Law, meetings of the Board of Directors may be held by use of conference telephone communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 11. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                            COMMITTEES OF DIRECTORS
                            -----------------------

     Section 12. The Board of Directors may, in the manner provided by law, designate one or more committees of the board. Any such committee, to the extent provided in the enabling resolution and permitted by applicable law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 13. Meetings of a committee may be called by any member of the committee upon notice thereof given to each member either by mail not less than 48 hours before the date of the meeting, by telephone or telegram on 24 hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Except as may be otherwise specifically provided by the Board, at all Committee meetings a majority of the members of the committee shall constitute a quorum for the transaction of business and the act of a majority of the members voting at any meeting at which there is a quorum shall be the act of the committee; if a quorum shall not be present at any committee meeting, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.


                           COMPENSATION OF DIRECTORS
                           -------------------------

     Section 14. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at such meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE IV
                                  ----------
                                    NOTICES
                                    -------
     Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether

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before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V
                                   ---------
                                   OFFICERS
                                   --------

     Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a chairman of the board, a president, a vice-president, a secretary and a treasurer. The Board of Directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these by-laws otherwise provide.

     Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, one or more vice-presidents, a secretary and a treasurer.

     Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors, or by the officers under authority granted by the Board of Directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.


                           THE CHAIRMAN OF THE BOARD
                           -------------------------

     Section 6. The chairman of the board shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors, shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the board are carried into effect and shall perform such other duties as the Board of Directors shall prescribe. The chairman of the board shall be a full-time employee and subject to such compensation as the Board of Directors shall determine.

                                       10
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                                 THE PRESIDENT
                                 -------------

     Section 7. The president of the corporation shall be the principal operating and administrative officer of the corporation. If there is no chairman of the board or during the absence or disability of the chairman of the board, he shall exercise all of the powers and discharge all of the duties of the chairman of the board. He shall possess power to sign all certificates, contracts and other instruments of the corporation. He shall, in the absence of the chairman of the board, preside at all meetings of the stockholders and of the Board of Directors. He shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

                              THE VICE PRESIDENTS
                              -------------------

     Section 8. Unless otherwise provided by the Board of Directors, each senior vice president may, in the absence of the president and the chairman of the Board of Directors, perform the duties and exercise the powers of the president. Each vice president shall at all times possess power to sign all certificates, contracts and other instruments of the corporation, except as otherwise limited in writing by the chairman of the board or the president of the corporation, and shall have such other authority and perform such other duties as these by-laws or the Board of Directors, executive committee, chairman of the board or present shall prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES
                    ---------------------------------------

     Section 9. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                    THE TREASURER AND ASSISTANT TREASURERS
                    --------------------------------------

     Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation to such depositories as may be designated by the Board of Directors.

     Section 12. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 13. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  ARTICLE VI
                                  ----------
                             CERTIFICATES OF STOCK
                             ---------------------

     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the Board of Directors or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant

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

secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Section 2. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES
                               -----------------

     Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                              TRANSFERS OF STOCK
                              ------------------

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                              FIXING RECORD DATE
                              ------------------

     Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting, not more than ten days after the date upon which the resolution fixing the record date for action by written consent is adopted by the Board of Directors, and not more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date of the adjourned meeting.

                            REGISTERED STOCKHOLDERS
                            -----------------------

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII
                                  -----------
                              GENERAL PROVISIONS
                              ------------------
                                   DIVIDENDS
                                   ---------

     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                               ANNUAL STATEMENT
                               ----------------

     Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                    CHECKS
                                    ------

     Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  FISCAL YEAR
                                  -----------

     Section 5. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                     SEAL
                                     ----

     Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                 ARTICLE VIII
                                 ------------
                                INDEMNIFICATION
                                ---------------

     Section 1. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (a "third party proceeding") by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an "indemnitee"), against all expenses, liability and loss (including attorneys' fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or
                                                           ---------------
its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. Subject to Section of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor (together with third party proceedings, "proceedings") by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an "indemnitee"), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                       AUTHORIZATION OF INDEMNIFICATION
                       --------------------------------

     Section 3. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

                              GOOD FAITH DEFINED
                              ------------------

     Section 4.  For the purposes of any determination under Section 3 of this
Article VIII, a person shall be deemed to have acted or refrained from acting in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his action or forbearance from acting was unlawful, if his action, or forbearance as the case may be, is based on the records or books of account of the Corporation or other enterprise, or on information supplied to him by the officers of the Corporation or other enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or other enterprise or on information or records given or reports made to the Corporation or other enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or other enterprise. The term "other enterprise" as used in this Section 4 shall man any other Corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation as a director, officer or employee. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

          PROCEDURES FOR INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
          ----------------------------------------------------------

     Section 5.

          (a) Any indemnification under Sections 1 or 2 or advancement of expenses under Section 6 (accompanied by the requisite undertaking) of this
Article VIII shall be made promptly, and in any event within ninety days, upon the written request of the person seeking indemnification or advancement of expense, unless, in the case of indemnification, a determination is reasonably and promptly made by the Board of Directors by a majority vote of the directors who are not parties to the action, suit or proceeding in question, even though less than a quorum, that such person acted in a manner set forth in such Sections 1 or 2, as the case may be, as to justify the Corporation's not indemnifying such person. In the event there are no such directors or if such directors so direct, the Board of Directors shall promptly direct that independent legal counsel shall give its opinion in writing whether such person acted in the manner set forth in such Sections 1 or 2, as the case may be, as to justify the Corporation's not indemnifying such person.

          (b) The right to indemnification or advancement of expenses granted by this Article shall be enforceable by such person in the Court of Chancery of the State of Delaware, if the Board of Directors or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety days. The costs and expenses incurred by such person in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

                          EXPENSES PAYABLE IN ADVANCE
                          ---------------------------

     Section 6. Except as limited by Section 5 of this Article, expenses incurred in defending a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

                NON-EXCLUSIVITY AND SURVIVAL OF INDEMNIFICATION
                -----------------------------------------------

     Section 7. The indemnification and advancement of expenses provided by or granted pursuant to the other Sections of this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, contract, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by Delaware law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of Delaware law or otherwise. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall, unless otherwise provided or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   INSURANCE
                                   ---------

     Section 8. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII, or otherwise under Delaware law.

             MEANING OF "CORPORATION" FOR PURPOSES OF ARTICLE VIII
             -----------------------------------------------------

     Section 9. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers or employees, so that any person who is or was a director, officer or employee, of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 10. Subject to Section 5(b) hereof, the Corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized in writing by the Board of Directors.

                                  ARTICLE IX
                                  ----------
                                  AMENDMENTS
                                  ----------

     Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors, by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.